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                                                            EXHIBIT 23.1
                                                            ------------

                         CONSENT OF ERNST & YOUNG LLP


       We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-24859) and related Prospectus of Paymentech, Inc. for the registration of 4,000,000 shares of its common stock and to the incorporation by reference therein of our report dated September 23, 1997, with respect to the consolidated financial statements included in its Annual Report (Form 10-K) for the year ended June 30, 1997, filed with the Securities and Exchange Commission.



                                       /s/  ERNST & YOUNG LLP


Dallas, Texas
January 22, 1998